EQUIPMENT LEASE AGREEMENT



         EQUIPMENT LEASE AGREEMENT dated March 22, 1999, by and between


BESICORP GROUP, INC., a New York corporation, having its principal office and place of business at 1151 Flatbush Road, Kingston, New York ("Lessor"), and

BESICORP SERVICES, INC., a New York corporation, having its principal office and place of business at 1151 Flatbush Road, Kingston, New York ("Lessee").


                              W I T N E S S E T H :


         IN CONSIDERATION of the mutual agreements set forth hereinafter and the payment of rent as provided for herein, the parties agree as follows:

         1. Property Leased. Subject to the terms and conditions of this Agreement, Lessor hereby agrees to lease to Lessee and Lessee hereby agrees to lease from Lessor the items of personal property (individually a "Unit" and collectively the "Equipment") described in the Schedule annexed hereto (the "Schedule"). Lessee shall have no right, title or interest in the Equipment, except as expressly set forth in this Lease.

         2. Term, Rent and Termination. The term of this Lease shall be for a period of two (2) years, commencing on the date hereof and continuing through March 21, 2001.

         3. Rent. The total rent hereunder (the "Basic Rent") shall be in the amount of $507,503 and shall be payable in equal installments of $63,473.88 payable on July 1, 1999, October 1, 1999, January 1, 2000, April 1, 2000, July 1, 2000, October 1, 2000, January 1, 2001 and March 1, 2001.

         4. Acceptance, Warranties, Limitation of Liability. Lessee represents and agrees that, as of the date hereof, each Leased Unit is of a size, design, capacity and manufacturer selected by Lessee and that Lessee has as between Lessee and Lessor unconditionally accepted such Item.
LESSOR SHALL HAVE NO LIABILITY TO LESSEE FOR ANY CLAIM, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY, INDIRECTLY, INCIDENTALLY OR CONSEQUENTIALLY BY THE EQUIPMENT, BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN, BY ANY INCIDENT WHATSOEVER IN CONNECTION THEREWITH, ARISING IN STRICT LIABILITY, NEGLIGENCE OR OTHERWISE, OR IN ANY WAY RELATED TO OR ARISING OUT OF THIS AGREEMENT. LESSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING THOSE OF MERCHANTABILITY, DURABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE EQUIPMENT AND EXPRESSLY DISCLAIMS


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THE SAME. Notwithstanding the foregoing,  Lessee will be entitled to the benefit of any applicable manufacturer's warranties, and, to the extent assignable, such warranties are hereby assigned by Lessor for the benefit of Lessee, and Lessee shall take all reasonable action to enforce such warranties where available to Lessee.

         5. Obligation to Pay Rent Unconditional. This Lease is a net lease and Lessee agrees that its obligation to pay all Basic Rent and other sums payable hereunder (collectively, "Rent"), and the rights of Lessor in and to such Rent, are absolute and unconditional and are not subject to any abatement, reduction, setoff, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which Lessee may have against Lessor, the manufacturer or seller of the Equipment, or against any person for any reason whatsoever.

         6. Installation, De-installation, Maintenance and Repair. Lessee shall, at its expense, be responsible for the delivery, installation, de-installation, redelivery, maintenance and repair of the Equipment by a party reasonably acceptable to Lessor. Lessee agrees, at all times during the term, at its sole expense, to keep the Equipment in good repair, condition and working order, and to furnish all parts, mechanisms or devices which may be required in the course of so doing. Lessee will at all times during the term maintain in force a maintenance agreement covering the Equipment with the manufacturer thereof or such other party as may be reasonably acceptable to Lessor. Lessor shall have the right, but not the obligation, to inspect the Equipment during reasonable business hours. Lessee shall permit manufacturer access to the Equipment to install "no charge" engineering changes in order to keep the Equipment at current engineering levels.

         7. Representations and Warranties. Lessee represents and warrants for the benefit of Lessor that:

                  (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and authorized to do business in any jurisdiction where the Equipment will be located and has adequate power to enter into and perform this Lease.

                  (b) The Lease has been duly authorized, executed and delivered by Lessee and constitutes the valid, legal and binding agreement of Lessee, enforceable in accordance with its terms.

                  (c) The entering into and performance of this Lease will not violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Articles of Incorporation or By-laws or result in the creation of any lien, charge, security interest or other encumbrance upon any assets of Lessee or on the Equipment pursuant to any instrument to which Lessee is a party or by which it or its assets may be bound.

                  (d) There are no actions, suits or proceedings pending, or to the knowledge of Lessee threatened, before any court, administrative agency, arbitrator or governmental


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         body  which  will,  if  determined  adversely  to  Lessee,   materially
         adversely affect its ability to perform its obligations under this Lease or any related agreement to which it is a party.

         8.       Risk of Loss.

                  (a) Lessee agrees to bear the risk of loss with respect to any damage, destruction, loss, theft, or governmental taking of any Unit, whether partial or complete and whether or not through any fault or neglect of Lessee. Except as provided in this Section 8, no such event shall relieve Lessee of its obligation to pay Rent hereunder.

                  (b) If any Unit is damaged, Lessee shall, at its expense, cause such repairs to be made as are necessary to return such Unit to its previous condition, or if insurance is available, shall utilize such insurance proceeds received to repair such damage.

                  (c) In the event of a governmental taking of a Unit for an indefinite period or for a stated period which does not extend beyond the term, all obligations of the Lessee with respect to such Item (including payment of Rent) will continue. So long as Lessee is not in default hereunder, Lessor will pay to Lessee all sums received by Lessor by reason of such governmental taking up to the amount paid by Lessee during such period.

         9. Insurance. Lessee, at its expense, shall insure the Equipment against all risks and in such amounts as Lessor reasonably requires with carriers acceptable to Lessor. All such insurance policies must name Lessor and Lessee as insureds, and must provide that they may not be canceled or altered without at least 30 days prior written notice to Lessor. Upon Lessor's written consent, Lessee may act as a self-insurer in amounts acceptable to Lessor.

         10. Indemnity. Except for the gross negligence or willful misconduct of Lessor, Lessee agrees to indemnify Lessor against, and hold Lessor harmless from any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities at law or in equity, including attorneys' fees, arising out of, connected with or resulting from this Lease or the Equipment, including, without limitation, the manufacturer, selection, purchase, delivery, possession, condition, use, operation or return thereof. Lessee's obligations hereunder will survive the expiration of this Lease with respect to acts or events occurring or alleged to have occurred prior to the return of the Equipment to Lessor at the end of the Lease term. Lessee shall, at its own expense, carry bodily injury and property damage liability insurance during the term of the Lease in amounts and against risks customarily insured against by the Lessee on equipment owned by it. Any amounts received by Lessor with respect to such insurance shall be credited against the Lessee's obligations under this Section 10.

         11. Liens and Taxes. Lessee will, at its expense, keep the Equipment free and clear of all levies, liens and encumbrances. Lessee shall not assign or otherwise encumber this Lease or any of its rights hereunder without the prior written consent of Lessor. Lessee will declare and pay when due all license fees, registration fees, assessments, charges and taxes, whether municipal, state or federal, including, but not limited to, sales, use, excise and property taxes, and penalties and interest

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with respect thereto, excluding,  however, any taxes based on or measured solely by Lessor's net income. Lessee shall provide evidence of any payment hereunder upon request of Lessor.

         12. Lessee's Failure to Perform. Should Lessee fall to make any payment or do any act required herein, Lessor has the right, but not the obligation and without releasing Lessee from any obligation hereunder, to make or do the same, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of Lessor appears to affect the Equipment, and in exercising any such rights, incur any liability and expend whatever amounts in its absolute discretion it may deem necessary therefor. All sums so incurred or expended by Lessor shall be due and payable by Lessee within 30 days after demand, shall be considered Rent hereunder and will bear interest at the rate of 8% per anum.

         13. Equipment is Personal Property; Location of Equipment. Lessee covenants and agrees that the Equipment is, and will at all times be and remain, personal property. Lessee may move a Unit from the address set forth above to another of Lessee's locations upon 20 day's notice to Lessor; provided, however, that in no event will any Unit be moved to a location outside the United States of America or to any jurisdiction within the United States of America which has not adopted the Uniform Commercial Code.

         14. Designation of Ownership. If at any time during the term hereof Lessee is supplied with labels, plates or other markings stating that the Equipment is owned by Lessor, Lessee agrees to affix and keep the same prominently displayed on the Equipment. Lessee agrees to execute Uniform Commercial Code financing statements and any and all other instruments necessary to perfect Lessor's interest in this Lease, the payments due hereunder or the Equipment.

         15. Use. Lessee shall use the Equipment in a careful and proper manner in conformance with manufacturer's specifications and shall comply with and conform to all federal, state, municipal and other laws, ordinances and regulations in any way relating to the possession, use or maintenance of the Equipment.

         16. Surrender of Equipment. Upon the expiration or earlier termination of this Lease with respect to any Unit, Lessee shall return the same to Lessor in good repair, condition and working order, ordinary wear and tear resulting from proper use thereof alone excepted. All cost of de- installation, packaging, insurance and transportation of the equipment will be borne by Lessee.

         17. Default. The occurrence of any of the following events shall constitute an Event of Default and shall, at the option of Lessor, terminate this Lease and Lessee's right to possession of the Equipment:

                  (a) The non-payment by Lessee of any item of Rent within 10 days after written notice that such Rent is overdue.

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                  (b) The  failure by Lessee to  perform  or  observe  any other term, covenant or condition of this Lease which is not cured within 30 days after written notice thereof from Lessor.

                  (c) Any affirmative act of insolvency by Lessee, or the filing by Lessee of any petition or action under any bankruptcy, reorganization, insolvency, arrangement, liquidation, dissolution or moratorium law, or any other law or laws for the relief of, or relating to debtors.

                  (d) The filing of any involuntary petition against Lessee under any bankruptcy, reorganization, insolvency, arrangement, liquidation, dissolution or moratorium law or any other law for the relief of or relating to debtors which is not dismissed within 60 days thereafter, or the appointment of any receiver, liquidator or trustee to take possession of any substantial portion of the properties of Lessee, unless the appointment is set aside or ceases to be in effect within 60 days from the date of said filing or appointment.

                  (e) The subsection of a substantial part of Lessee's property or any Unit to any levy, seizure, assignment or sale for or by any creditor or governmental agency.

                  (f) Any representation or warranty made by Lessee in this Lease or in any document furnished by Lessee to Lessor in connection with this Lease or with respect to the acquisition or use of the Equipment shall be untrue in any material respect.

         18.      Remedies.  Upon the happening of any of the above events:

                  (a) Lessor may proceed, by appropriate court action or actions either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Agreement or to recover damages for the breach thereof.

                  (c)      Lessor may, upon notice and demand upon Lessee:

                           (i) Take  possession  of the  Equipment and lease the
                    same or any portion thereof, for such period, amount, and to such entity as Lessor shall reasonably elect. The proceeds of such lease will be applied by Lessor (A) first, to pay all actual and reasonable costs and expenses, including reasonable legal fees and disbursements, incurred by Lessor as a result of the default and the exercise of its remedies with respect thereto, and (B) second, to pay Lessor an amount equal to any delinquent Rent due. Any surplus remaining thereafter will be retained by Lessor. To the extent Lessor has not received the amounts specified in
                    Section 17(a), and the proceeds of such Lease are insufficient to pay such amounts, Lessee will forthwith pay such amounts to Lessor plus interest at the rate of 8% per annum.

                           (ii) Take possession of the Equipment and upon reasonable terms sell the same or any portion thereof at public or private sale and without demand or notice



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                    of  intention  to sell.  The  proceeds  of such sale will be
                    applied  by  Lessor  (A)  first,   to  pay  all  actual  and
                    reasonable costs and expenses, including reasonable legal fees and disbursements, incurred by Lessor as a result of the default and the exercise of its remedies with respect thereto, and (B) second, pay to Lessor an amount equal to any delinquent Rent due and payable. To the extent Lessor has not received the amounts specified in Section 17(a), and the proceeds of such sale are insufficient to pay such amounts, Lessee will forthwith pay such amounts to Lessor plus interest at the rate of 8% per annum.

              The exercise of any of the foregoing remedies by Lessor will not constitute a termination of this Lease unless Lessor so notifies Lessee, but in no event shall Lessee be required to make any further rent payments. No remedy referred to in this Section 18 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity.

              19. Special Terms. Any special terms set forth in one or more Exhibits, Schedules or Riders to this Lease as they apply to the applicable Equipment Schedule(s) will be applicable as though fully set forth herein.

              20. Lessee's Right to Purchase. Lessee shall have the right to purchase all of the Equipment effective as of March 31, 2000 (the "Purchase Date") for a purchase price of $288,479 together with the lease payment that would have been due on April 1, 2000. Lessee may exercise its right to purchase by notice to Lessor given not less than 15 days prior to the Purchase Date. In the event Lessee shall exercise its right to purchase, Lessor shall deliver to Lessee on or prior to the Purchase Date a quit-claim bill of sale with respect to all of the Equipment against delivery by Lessee to Lessor of a certified or official bank check representing the aggregate purchase price. Following such purchase, this Lease shall be deemed to be terminated and of no further force or effect.

              21. Lessor's Right to Sell. If Lessee shall not have exercised its right to purchase the Equipment as set forth in Paragraph 20, Lessor shall have the right to sell the Equipment to Lessee as of March 21, 2001 (the "Sale Date") for a purchase price of $55,000. Lessor may exercise its right to sell by notice to Lessee given not less than 15 days prior to the Sale Date. In the event Lessor shall exercise its right to sell, Lessor shall deliver to Lessee a quit-claim bill of sale with respect to all of the Equipment against delivery by Lessee to Lessor of a certified or official bank check representing the aggregate purchase price.

              22.   Miscellaneous.

                    (a) Effect of Waiver. No delay or omission to exercise any right or remedy accruing to Lessor upon any breach or default of Lessee will impair any such right or remedy or be construed to be a waiver of any such breach or default, nor will a waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval on the part of Lessor of any breach or default under this Lease

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or of any provision or condition hereof must be in writing and will be effective only to the extent in such writing specifically set forth.

                    (b) Notices. Any notice required or permitted to be given by the provisions hereof must be in writing and will be conclusively deemed to have been received by a party hereto on the day it is delivered to such party at the address indicated below (or at such other address as such party specifies to the other party in writing) or, if sent by registered mail, on the fifth business day after the day on which mailed, addressed to such party at such address:

                    IF TO LESSOR:           As set forth above



                    IF TO LESSEE:           As set forth above

                    (c) Attorney's Fees and Costs. In the event of any action at law or suit in equity in relation to this Lease, the prevailing party will be entitled to a reasonable sum for its attorney's fees and costs.

                    (d) Applicable Law. This Lease and Equipment Schedule(s) will be governed by, and construed in accordance with, the laws of the State of New York.

                    (e) Entire Agreement. Lessor and Lessee acknowledge that there are no agreements or understandings, written or oral, between Lessor and Lessee with respect to the Equipment, other than as set forth herein and that this Lease contains the entire agreement between Lessor and Lessee with respect thereto. This Lease may not be altered, modified, terminated or discharged except by a writing signed by the party against whom such alteration, modification or discharge is sought.

                    (f) Severability. Any provision of this Lease prohibited by or unlawful or unenforceable under any applicable law or any jurisdiction shall, at the sole option of the Lessor, be ineffective as to such jurisdiction without invalidating the remaining provisions of this Lease.

                    (g) Quiet Enjoyment. Provided that no Event of Default has occurred or is continuing hereunder, Lessor shall not interfere with Lessee's right of quiet enjoyment and use of the Equipment.

                    (h) Substitution. Prior to delivery, Lessor and Lessee may, by mutual agreement, provide Equipment with different serial numbers and locations than those shown on the Schedule.

                    (i) Alterations. Lessee shall be permitted, with Lessor's consent and at its own expense, to make alterations or improvements to the Equipment which are readily removable without causing material damage to the Equipment and do not adversely affect any manufacturer's warranties with respect to such equipment.

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                    (j) Headings.  Section headings are for convenience only and shall not be construed as part of this Lease.


              IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be duly executed all as of the date first above written.



LESSOR:                                             LESSEE:
BESICORP GROUP, INC.                                BESICORP SERVICES, INC.


By: _________________________                   By: ________________________

Name: _______________________                   Name:_______________________

Title: ______________________                   Title: _____________________

Date:  ______________________                   Date:  _____________________


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